December 15, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing One (1)
Ordinary Share of
Publicis Groupe SA
(Form F-6 File No. 333-
12498)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting in number of ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Publicis Groupe
SA

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective December 18, 2009 the
Companys American Depositary Receipt
(ADR) Ratio Changed from 1:1 (One DS
Representing One Ordinary Share) to 2:1
(Two DSs Representing One Ordinary
Share).


Please contact me with any questions or
comments at 212 815-2367

Lance Miller
Vice President
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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